Exhibit 10.01

                              MANAGEMENT AGREEMENT

            THIS AGREEMENT, made as of the 1st day of November, 2006, among MORGAN STANLEY DIVERSIFIED FUTURES FUND L.P., a Delaware limited partnership (the "Partnership"), DEMETER MANAGEMENT CORPORATION, a Delaware corporation (the "General Partner"), and HYMAN BECK & COMPANY, INC., a Delaware corporation (the "Trading Advisor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Partnership has been organized pursuant to the Amended and Restated Limited Partnership Agreement, dated as of June 30, 1995, as may be amended from time to time, (the "Limited Partnership Agreement"), to trade, buy, sell, spread, or otherwise acquire, hold, dispose of, or deal in commodities (which may include currencies, mortgage-backed securities, money market instruments, obligations of or guaranteed by the United States government, and other financial instruments, securities, stock, financial and economic indexes, and items which are now, or may hereafter be, the subject of futures contract trading), futures contracts, forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds;

            WHEREAS, the Partnership previously offered and sold units of limited partnership interest ("Units") to investors pursuant to a Registration Statement on Form S-1 (No. 33-90360) (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), and a final Prospectus dated June 30, 1995, constituting a part thereof (as amended and supplemented, the "Prospectus");

            WHEREAS, the principals of the Trading Advisor have extensive experience trading in futures interests and the Trading Advisor is willing to provide certain services and undertake certain obligations as set forth herein;

            WHEREAS, the Partnership and the General Partner desire the Trading Advisor to act as trading advisor for the Partnership and to make investment decisions with respect to futures interests for the Partnership's Net Assets (as defined in Section 8(d)(1) of the Limited Partnership Agreement) and the Trading Advisor desires so to act; and

            WHEREAS, the Partnership, the General Partner and the Trading Advisor wish to enter into this Management Agreement which, among other things, sets forth certain terms and conditions upon which the Trading Advisor will conduct futures interests trading for the Partnership;

            NOW THEREFORE, the parties hereto hereby agree as follows:

            1.    Undertakings of the Trading Advisor.
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            The Trading Advisor agrees to make all disclosures regarding itself, its principals and affiliates, its trading performance, its trading programs, systems, methods, and strategies (subject to the need, in the reasonable discretion of the Trading Advisor, to preserve the confidentiality of proprietary information concerning such programs, systems, methods, and strategies), any client accounts over which it has discretionary trading authority (other than the names of any such clients), and otherwise, as the General Partner may reasonably require to fulfill its due diligence obligations, to provide any necessary disclosures to investors and to comply with any applicable federal or state law or rule or regulation, including those of the Securities and Exchange Commission (the "SEC"), the CFTC, the National Futures Association (the "NFA"), the National Association of Securities Dealers, Inc. (the "NASD") or any other regulatory body, exchange, or board. As used herein, the term "principal" shall have the meaning as defined in Rule 3.1(a) of the CFTC's Regulations and the term "affiliate" shall mean any individual or entity that directly or indirectly controls, is controlled by, or is under common control with, the Trading Advisor.

            2.    Duties of the Trading Advisor.
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            (a) The Trading Advisor hereby agrees to act as Trading Advisor for the Partnership and, as such, shall have sole authority and responsibility for directing the investment and reinvestment of the Net Assets of the Partnership, which initially shall be traded pursuant to its trading program, the Global Portfolio, as described in the Trading Advisor's Disclosure Document dated March 27, 2006 (as amended or supplemented, the "Disclosure Document"), and may be subsequently traded pursuant to such other of the Trading Advisor's programs described in the Disclosure Document, as the General Partner may agree (with such changes and additions to such trading programs as the Trading Advisor, from time to time, incorporates into its trading program(s) for accounts the size of the Partnership), (collectively, the "Trading Program") on the terms and conditions and in accordance with the prohibitions and trading policies set forth in Exhibit A hereto, the Limited Partnership Agreement and as otherwise provided in writing to the Trading Advisor; provided, however, that the General Partner may override the instructions of the Trading Advisor to the extent necessary (i) to comply with the trading policies of the Partnership, as described in this Agreement, the Limited Partnership Agreement and as otherwise provided in writing to the Trading Advisor, and with applicable speculative position limits, (ii) to pay the Partnership's expenses, (iii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership, (iv) to terminate the futures interests trading of the Partnership, or (v) to comply with any applicable law or regulation. The General Partner agrees not to override any such instructions for the reasons specified in clause
(ii) of the preceding sentence unless the Trading Advisor fails to comply with a request of the General Partner to make the necessary amount of funds available to the Partnership within five calendar days of such request. Except as otherwise provided herein, the Trading Advisor shall not be liable for the consequences of any decision by the General Partner to override instructions of the Trading Advisor. In performing services for the Partnership, the Trading Advisor may not materially alter or change the Trading Program without the prior written consent of the General Partner (and shall not effect such alteration or change on behalf of the Partnership without the General Partner's consent), and it being understood that changes in the futures interests traded, provided that such futures interests are listed in Exhibit B hereto, shall not be deemed an alteration in the Trading Program.

            (b) The Trading Advisor shall:

            (i) Exercise good faith and due care in trading futures interests for the account of the Partnership in accordance with the prohibitions and trading policies of the Partnership described in Exhibit A hereto, the Limited Partnership Agreement and as otherwise provided in writing to the Trading Advisor. The Trading Advisor shall trade the Partnership's Net Assets pursuant to the Trading Program.

            (ii) Subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner, within 30 calendar days of a request therefor by the General Partner, with information comparing the performance of the Partnership's account and the performance of all other client accounts directed by the Trading Advisor using the Trading Program over a specified period of time. In providing such information, the Trading Advisor may take such steps as are necessary to assure the confidentiality of the Trading Advisor's clients' identities. The Trading Advisor shall, upon the General Partner's request, consult with the General Partner concerning any discrepancies between the performance of such other accounts and the Partnership's account. The Trading Advisor shall promptly inform the General Partner of any material discrepancies of which the Trading Advisor becomes aware. The General Partner acknowledges that different trading programs, strategies or implementation methods may be utilized for different accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, accounts that commence trading at different times, accounts which have different portfolios or different fiscal years and that such differences may cause divergent trading results.

            (iii) Upon the request of the General Partner and subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner with all material information concerning the Trading Advisor other than proprietary information (including, without limitation, information relating to changes in control, personnel, trading approach, or financial condition). The General Partner acknowledges that all trading instructions made by the Trading Advisor will be held in confidence by the General Partner, except to the extent necessary to conduct the business of the Partnership or as required by law.

            (iv) Inform the General Partner when the Trading Advisor's open positions maintained by the Trading Advisor exceed the Trading Advisor's applicable speculative position limits.

            (c) All purchases and sales of futures interests pursuant to this Agreement shall be for the account, and at the risk, of the Partnership and not for the account, or at the risk, of the Trading Advisor or any of its stockholders, directors, officers, or employees, or any other person, if any, who controls the Trading Advisor. All brokerage fees, including give-up fees at rates approved by Morgan Stanley DW, Inc., an affiliate of the General Partner ("Morgan Stanley DW"), arising from trading by the Trading Advisor shall be for the account of the Partnership. The Trading Advisor makes no representations as to whether its trading will produce profits or avoid losses.

            (d) Notwithstanding anything in this Agreement to the contrary, the Trading Advisor shall assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of futures interests for the Partnership's account, including, but not limited to, payment of the floor brokerage commissions, exchange and NFA fees, and other transaction charges and give-up charges incurred on such trades. The Trading Advisor's errors shall include, but not be limited to, inputting improper trading signals or communicating incorrect orders for execution. The Trading Advisor shall not be responsible for errors committed or caused by Morgan Stanley DW, Morgan Stanley & Co. Incorporated, an affiliate of the General Partner ("MS&Co.") or any other floor broker or futures commission merchant executing trades. The Trading Advisor shall have an affirmative obligation promptly to notify the General Partner of its own errors, and the Trading Advisor shall use its best efforts to identify and promptly notify the General Partner of any order or trade that the Trading Advisor reasonably believes was not executed in accordance with its instructions.

            (e) Prior to the commencement of trading, the General Partner on behalf of the Partnership shall deliver to the Trading Advisor a trading authorization, in the form attached as Exhibit C hereto, appointing the Trading Advisor the Partnership's attorney-in-fact for such purpose.

            3.    Designation of Additional or Replacement Trading Advisors and
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                  Reallocation of Net Assets.
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            If the General Partner at any time deems it to be in the best interests of the Partnership, the General Partner may designate an additional or replacement trading advisor or advisors for the Partnership and may apportion to such additional or replacement trading advisor(s) the management of such amounts of Net Assets as the General Partner shall determine in its absolute discretion. The designation of an additional trading advisor or advisors or replacement of any trading advisor for the Partnership by the General Partner shall not require any approval of the Trading Advisor. The designation and retention of an additional or replacement trading advisor(s) and the apportionment of Net Assets to any such trading advisor(s) pursuant to this Section 3 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Partnership, the General Partner and the Trading Advisor hereunder. In the event that an additional trading advisor is so designated, the Trading Advisor shall thereafter receive management and incentive fees based, respectively, on that portion of the Net Assets managed by the Trading Advisor and that portion of the Trading Profits (as defined in Section 6(c) hereof) properly attributable to the trading done by the Trading Advisor.

            4.    Trading Advisor Independent.
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            For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership or the General Partner. Nothing contained herein shall be deemed to require the Partnership or the General Partner to take any action contrary to the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership as from time to time in effect (the "Certificate of Limited Partnership"), or any applicable law or rule or regulation of any regulatory body, exchange, or board. Nothing herein contained shall constitute the Trading Advisor or the General Partner as a member of any partnership, joint venture, association, syndicate or other entity with the Partnership or the General Partner, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. It is expressly agreed that the Trading Advisor is neither a promoter, sponsor, nor issuer with respect to the Partnership.

            5.    Commodity Brokers.
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            The Trading Advisor shall effect all transactions in futures interests for the Partnership through, and shall maintain a separate account with, such commodity broker or brokers as the General Partner shall direct. At the present time, Morgan Stanley DW shall act as the non-clearing commodity broker and MS&Co. shall act as the clearing commodity broker for the Partnership, with the exception of trades on the London Metal Exchange which will be cleared by Morgan Stanley & Co. International Limited, an affiliate of the General Partner ("MSIL"). In addition, MS&Co. will act as the counterparty on all of the foreign currency forward trades for the Partnership. The General Partner shall provide the Trading Advisor with copies of brokerage statements. Notwithstanding that MS&Co. and MSIL shall act as the clearing commodity brokers for the Partnership, the Trading Advisor may execute trades through floor brokers other than those employed by MS&Co. and MSIL so long as arrangements are made for such floor brokers to "give-up" or transfer the positions to MS&Co. and MSIL and provided that the rates charged by such floor brokers have been approved in writing by Morgan Stanley DW. Except as provided in Exhibit A, the Trading Advisor will not be responsible for paying give-up fees at rates approved by Morgan Stanley DW.

            6.    Fees.
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            (a) For the services to be rendered to the Partnership by the
Trading Advisor under this Agreement, the Partnership shall pay the Trading Advisor the following fees:

            (i) A monthly management fee, without regard to the profitability of the Trading Advisor's trading for the Partnership's account, equal to 1/12 of 1.50% (a 1.50% annual rate) of the Partnership's "Net Assets" (as defined in Section 8(d)(1) of the Limited Partnership Agreement) as of the opening of business on the first day of each calendar month, commencing with the month in which the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement.

            (ii) A quarterly incentive fee equal to 20% of the "Trading Profits" (as defined in Section 6(c) hereof) experienced by the Partnership as of the end of each calendar quarter.

            (b) If this Agreement is terminated on a date other than the last day of a calendar quarter, the incentive fee described above shall be determined as if such date were the end of a calendar quarter. If this Agreement is terminated on a date other than the end of a month, the management fee described above shall be prorated based on the ratio of the number of trading days in the month through the date of termination to the total number of trading days in the month. If, during any month after the Partnership commences trading operations, the Partnership does not conduct business operations, or suspends trading for the account of the Partnership managed by the Trading Advisor, or, as a result of an act or material failure to act by the Trading Advisor, is otherwise unable to utilize the trading advice of the Trading Advisor on any of the trading days of that period for any reason, the management fee described above shall be prorated based on the ratio of the number of trading days in the month that the Partnership account managed by the Trading Advisor engaged in trading operations or utilized the trading advice of the Trading Advisor to the total number of trading days in the month.

            (c) As used herein, the term "Trading Profits" shall mean net futures interests trading profits (realized and unrealized) earned on the Partnership's Net Assets, decreased by the monthly management fees and brokerage fees; with such trading profits and items of decrease determined from the end of the last calendar quarter in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement to the end of the calendar quarter as of which such incentive fee calculation is being made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fee will be paid on interest income earned by the Partnership.

            (d) If any payment of incentive fees is made to the Trading Advisor on account of Trading Profits and the Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent incentive period, the Trading Advisor shall be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no subsequent incentive fees shall be payable to the Trading Advisor until the Partnership has again earned Trading Profits; provided, however, that if the Partnership's Net Assets are reduced because of redemptions that occur at the end of, or subsequent to, an incentive period in which the Trading Advisor experiences a futures interests trading loss, the trading loss for that incentive period which must be recovered before the Trading Advisor will be deemed to experience Trading Profits will be equal to the amount determined by
(x) dividing the Partnership's Net Assets after such redemptions by the Partnership's Net Assets immediately before such redemptions and (y) multiplying that fraction by the amount of the unrecovered futures interests trading loss experienced in the calendar quarter prior to redemptions. In the event that the Partnership experiences a futures interests trading loss in more than one calendar quarter without the payment of an intervening incentive fee and the Partnership's Net Assets are reduced in more than one such calendar quarter because of redemptions, then the trading loss for each such incentive period shall be adjusted in accordance with the formula described above and such reduced amount of futures interests trading loss shall be carried forward and used to offset subsequent futures interests trading profits.

            7.    Term.
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            (a) This Agreement shall continue in effect until October 31, 2007
(the "Initial Termination Date"). If this Agreement is not terminated on the Initial Termination Date, as provided for herein, then, this Agreement shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until this Agreement is otherwise terminated, as provided for herein. At least 30 calendar days prior to the expiration of the Initial Termination Date or any subsequent one-year period, as the case may be, the Trading Advisor may terminate this Agreement at the end of the current period by providing written notice to the Partnership indicating that the Trading Advisor desires to terminate this Agreement at the end of such period. This Agreement shall also terminate if the Partnership terminates.

            (b) The Partnership shall have the right to terminate this Agreement at its discretion (i) at any month-end upon 5 calendar days' prior written notice to the Trading Advisor or (ii) at any time upon written notice to the Trading Advisor upon the occurrence of any of the following events: (a) if any person described as a "principal" of the Trading Advisor in the Disclosure Document ceases for any reason to be an active executive officer of the Trading Advisor; (b) if the Trading Advisor becomes bankrupt or insolvent; (c) if the Trading Advisor is unable to use its Trading Program as in effect on the date hereof and as refined and modified in the future for the benefit of the Partnership; (d) if the registration, as a commodity trading advisor, of the Trading Advisor with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect;
(e) if the Trading Advisor merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its futures interests trading programs, systems or methods, or its goodwill, to any individual or entity; (f) if the Net Asset value of a Unit, after adjusting for distributions, if any, shall be less than $500.00; (g) if, at any time, the Trading Advisor violates any trading or administrative policy described in this Agreement or the Limited Partnership Agreement or otherwise provided in writing to the Trading Advisor by the General Partner, except with the prior express written consent of the General Partner; or (h) if the Trading Advisor fails in a material manner to perform any of its obligations under this Agreement.

            (c) The Trading Advisor may terminate this Agreement at any time, upon written notice to the Partnership, in the event: (i) that the General Partner imposes additional trading limitation(s) in the form of one or more trading policies or administrative policies that the Trading Advisor does not agree to follow in its management of the Partnership's Net Assets; (ii) the General Partner objects to the Trading Advisor implementing a proposed material change in the Trading Advisor's Trading Program used by the Partnership and Trading Advisor certifies to the General Partner in writing that it believes such change is in the best interests of the Partnership; (iii) the General Partner overrides a trading instruction of the Trading Advisor for reasons unrelated to those set forth in Section 2 hereof and a determination by the General Partner that the Trading Advisor has violated the Partnership's trading policies and the Trading Advisor certifies to the General Partner in writing that as a result the Trading Advisor believes the performance results of the Trading Advisor relating to the Partnership will be materially adversely affected; or (iv) the Partnership materially breaches this Agreement and does not correct the breach within 10 business days of receipt of a written notice of such breach from the Trading Advisor.

            The indemnities set forth in Section 8 hereof shall survive any termination of this Agreement.

            8.    Standard of Liability; Indemnifications.
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            (a) Limitation of Trading Advisor Liability. In respect of the
Trading Advisor's role in the futures interests trading of the Partnership's assets, none of the Trading Advisor, or its controlling persons, its affiliates, and their respective directors, officers, shareholders, employees or controlling persons shall be liable to the Partnership or the General Partner or their partners, officers, shareholders, directors or controlling persons except that the Trading Advisor shall be liable for acts or omissions of any such person provided that such act or omission constitutes a breach of this Agreement or a representation, warranty or covenant herein, willful misconduct or negligence or is the result of any such person not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Partnership.

            (b) Trading Advisor Indemnity. The Trading Advisor shall indemnify, defend and hold harmless the Partnership and the General Partner, their controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) incurred as a result of any action or omission involving the Partnership; provided that such liability arises from an act or omission of the Trading Advisor, or any of its controlling persons or affiliates or their respective directors, officers, partners, shareholders, or employees which is found by a court of competent jurisdiction upon entry of a final judgment (or, if no final judgment is entered, by an opinion rendered by counsel who is approved by the Partnership and the Trading Advisor, such approval not to be unreasonably withheld) to be a breach of this Agreement or a representation, warranty or covenant herein, or the result of willful misconduct or negligence or conduct not done in good faith in the reasonable belief that it was in, or not opposed to, the best interests of the Partnership.

            (c) Partnership Indemnity. The Partnership shall indemnify, defend, and hold harmless the Trading Advisor, its controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons, from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Partnership shall have approved such settlement) resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) relating to the services provided by and the obligations undertaken by the Trading Advisor in connection with the Partnership; provided that a court of competent jurisdiction upon entry of a final judgment finds (or, if no final judgment is entered, an opinion is rendered to the Partnership by independent counsel reasonably acceptable to both parties) to the effect that the action or inaction of such indemnified party that was the subject of the demand, claim, lawsuit, action, or proceeding did not constitute negligence, willful misconduct, or a breach of this Agreement by the Trading Advisor or such indemnified party or a representation, warranty or covenant of the Trading Advisor herein and was done in good faith and in a manner such indemnified party reasonably believed to be in, or not opposed to, the best interests of the Partnership.

            (d) The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified person.

            (e) Promptly after receipt by an indemnified person of notice of the commencement of any action, claim, or proceeding to which any of the indemnities may apply, the indemnified person will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party hereunder; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified person hereunder, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified person and the indemnified person notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not unreasonably disapproved by the indemnified person. After notice from the indemnifying party to the indemnified person of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnified person under the indemnity provisions hereof for any legal and other expenses subsequently incurred by the indemnified person in connection with the defense thereof, other than reasonable costs of investigation.

            Notwithstanding the preceding paragraph, if, in any action, claim, or proceeding as to which indemnification is or may be available hereunder, an indemnified person reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified person which are different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified person may retain its own counsel in connection with such action, claim, or proceeding and will be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

            In no event will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified persons in connection with any one action, claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent, the indemnifying party will indemnify, defend, and hold harmless an indemnified person as provided in this Section 8.

            9.    Right to Advise Others and Uniformity of Acts and Practices.
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            (a) The Trading Advisor is engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of this Agreement, the Trading Advisor, its principals and affiliates, will be advising other investors (including affiliates and the stockholders, officers, directors, and employees of the Trading Advisor and its affiliates and their families) and trading for their own accounts. However, under no circumstances shall the Trading Advisor or any of its principals or affiliates by any act or omission favor any account advised or managed by the Trading Advisor or any of its principals or affiliates over the account of the Partnership in any way or manner (other than by charging different management and/or incentive fees). The Trading Advisor and its principals and affiliates agree to treat the Partnership in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Advisor or any of its principals or affiliates shall be free to advise and manage accounts for other investors and shall be free to trade on the basis of the same Trading Program employed by the Trading Advisor for the account of the Partnership, or trading programs, systems, methods, or strategies that are entirely independent of, or materially different from, those employed for the account of the Partnership, and shall be free to compete for the same futures interests as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately prefer any of such accounts over the account of the Partnership. At the request of the General Partner, the Trading Advisor shall use its best efforts to make available for inspection and copying by the General Partner copies of the normal monthly, quarterly, and annual (as the case may be) reports sent to participants in commodity pools (without identifying such participants) for which the Trading Advisor or any of its principals or affiliates acts as a commodity trading advisor and similar information with respect to any other accounts of theirs with respect to which such reports are not required to be delivered. At the request of the General Partner, the Trading Advisor and its principals and affiliates shall provide the General Partner with a written explanation, acceptable to the General Partner, of material differences in performance between the Partnership's account and such other accounts.

            (b) The Trading Advisor and its principals and affiliates shall not be restricted as to the number or nature of its clients, except that: (i) so long as the Trading Advisor acts as a trading advisor for the Partnership, neither the Trading Advisor nor any of its principals or affiliates shall hold knowingly any position or control any other account that would cause the Partnership, the Trading Advisor, or the principals or affiliates of the Trading Advisor to be in violation of the Commodity Exchange Act, as amended, and any regulations promulgated thereunder (the "CEAct"), any applicable rule or regulation of any other regulatory body, exchange, or board; and (ii) neither the Trading Advisor nor any of its principals or affiliates shall render futures interests trading advice to any other individual or entity or otherwise engage in activity which shall knowingly cause positions in futures interests to be attributed to the Trading Advisor under the rules or regulations of the CFTC or any other regulatory body, exchange, or board so as to require the significant modification of positions taken or intended for the account of the Partnership; provided that the Trading Advisor may modify its Trading Program to accommodate the trading of additional funds or accounts. If applicable speculative position limits are exceeded by the Trading Advisor in the opinion of (i) independent counsel (who shall be other than counsel to the Partnership), (ii) the CFTC, or
(iii) any other regulatory body, exchange, or board, the Trading Advisor and its principals and affiliates shall promptly liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to the Trading Advisor as nearly as possible in proportion to the accounts' respective amounts available for trading (taking into account different degrees of leverage and "notional" equity) to the extent necessary to comply with the applicable position limits.

            10.   Representations, Warranties, and Covenants of the Trading
                  ---------------------------------------------------------
                  Advisor.
                  --------

            (a) Representations, Warranties, and Agreements of the Trading Advisor. The Trading Advisor with respect to itself and each of its principals represents and warrants to and agrees with the General Partner and the Partnership as follows:

            (i) It will exercise good faith and due care in using the Trading Program on behalf of the Partnership.

            (ii) The Trading Advisor shall follow, at all times, the trading policies of the Partnership (as described in the Limited Partnership Agreement and as set forth in Exhibit A hereto) and as amended in writing and furnished to the Trading Advisor from time to time.

            (iii) The Trading Advisor shall trade: (A) the Partnership's Net Assets pursuant to the Trading Program; and (B) only in futures and option contracts traded on U.S. contract markets, foreign currency forward contracts traded with MS&Co. (which may include forward contracts initially executed with financial institutions other than MS&Co.), and such other futures interests that are approved in writing by the General Partner and have been approved by the CFTC for U.S. persons.

            (iv) The Trading Advisor is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Trading Advisor's ability to perform its duties under this Agreement. The Trading Advisor has full corporate power and authority to perform its obligations under this Agreement. The only principals (as defined in Rule 4.10(e) under the CEAct) of the Trading Advisor are those set forth in the Disclosure Document (the "Trading Advisor Principals").

            (v) All information furnished in writing to the General Partner by the Trading Advisor relating to the Trading Advisor and each Trading Advisor Principal, the Trading Advisor's Trading Program, any other trading programs, approaches and systems and Trading Advisor performance, including the Disclosure Document, is or will be materially accurate and complete in all material respects and does not and will not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading.

            (vi) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

            (vii) Each of the Trading Advisor and each "principal" of the Trading Advisor, as defined in Rule 4.10(e) under the CEAct, has all federal and state governmental, regulatory and exchange licenses, registrations and approvals and has effected all filings with federal and state governmental and regulatory agencies required to conduct its or his business and to act as required to perform its or his obligations under this Agreement. The Trading Advisor is registered as a commodity trading advisor under the CEAct and is a member of the NFA in such capacity.

            (viii) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions contemplated herein and in the Limited Partnership Agreement and the payment of the fees hereunder will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of the Trading Advisor or any other agreement or instrument by which it is bound or of any order, rule, law or regulation binding on it of any court or any federal, state, municipal or other governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over it.

            (ix) Since the date of the Disclosure Document, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any Trading Advisor Principal.

            (x) Except as set forth in writing to the General Partner, there has not been in the five years preceding the date of this Agreement and there is not pending, or to the best of the Trading Advisor's knowledge threatened, any action, suit or proceeding at law or in equity before or by any court or by any federal, state, municipal or other governmental body or any administrative, self-regulatory or commodity exchange organization to which the Trading Advisor or any Trading Advisor Principal is or was a party, or to which any of the assets of the Trading Advisor or any Trading Advisor Principal is or was subject and which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, of the Trading Advisor. Neither the Trading Advisor nor any Trading Advisor Principal has received any notice of an investigation by the NFA or the CFTC regarding noncompliance by the Trading Advisor or any of the Trading Advisor Principals with the CEAct.

            (xi) Neither the Trading Advisor nor any Trading Advisor Principal has received, or is entitled to receive, directly or indirectly, any commission, finder's fee, similar fee, or rebate from any person in connection with the operation of the Partnership.

            (b) Covenants of the Trading Advisor. The Trading Advisor covenants and agrees that:

            (i) The Trading Advisor shall use its best efforts to maintain all registrations and memberships necessary for the Trading Advisor and the Trading Advisor Principals to continue to act as described herein and to at all times comply in all material respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the Trading Advisor's ability to act as described herein.

            (ii) The Trading Advisor shall inform the General Partner immediately as soon as the Trading Advisor or Trading Advisor Principals becomes the subject of any investigation, claim or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the condition, financial or otherwise, business or prospects of the Trading Advisor. The Trading Advisor shall also inform the General Partner immediately if the Trading Advisor or any of its officers become aware of any breach of this Agreement by the Trading Advisor.

            11.   Representations and Warranties of the Partnership and the
                  ---------------------------------------------------------
                  General Partner.
                  ----------------

            The General Partner and the Partnership represent and warrant to the Trading Advisor, as follows:

            (a) The Partnership has provided to the Trading Advisor a copy of the Prospectus.

            (b) The Partnership is a limited partnership duly organized pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and is validly existing under the laws of the State of Delaware with full power and authority to engage in the trading of futures interests and to engage in its other contemplated activities as described in the Prospectus; the Partnership has received a certificate of authority to do business in the State of New York as provided by Article 8-A of the New York Revised Limited Partnership Act and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where failure to be so qualified could materially adversely affect the Partnership's ability to perform its obligations hereunder.

            (c) The General Partner is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and in good standing and qualified to do business as a foreign corporation under the laws of the State of New York and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner's ability to perform its obligations hereunder.

            (d) The Partnership and the General Partner have full partnership or corporate power and authority under applicable law to conduct their business and to perform their respective obligations under this Agreement.

            (e) This Agreement has been duly and validly authorized, executed and delivered by the General Partner for itself and on behalf of the Partnership and constitutes a valid, binding and enforceable agreement of the Partnership and the General Partner in accordance with its terms.

            (f) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Limited Partnership Agreement will not violate, or constitute a breach of, or default under, the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership, the Limited Partnership Agreement, or any agreement or instrument by which either the General Partner or the Partnership, as the case may be, is bound or any order, rule, law or regulation applicable to the General Partner or the Partnership of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

            (g) The General Partner and each principal of the General Partner, as defined in Rule 3.1 under the CEAct, have all federal and state governmental, regulatory and exchange approvals, registrations, and licenses, and have effected all filings with federal and state governmental agencies and regulatory agencies required to conduct their business and to act as required to perform their obligations under this Agreement (including, without limitation, registration as a commodity pool operator under the CEAct and membership in the NFA as a commodity pool operator) and will maintain all such required approvals, licenses, filings and registrations for the term of this Agreement.

            12.   Complete Agreement.
                  -------------------

            This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

            13.   Assignment.
                  -----------

            This Agreement may not be assigned by any party hereto without the express written consent of the other parties hereto.

            14.   Amendment.
                  ----------

            This Agreement may not be amended except by the written consent of the parties hereto.

            15.   Severability.
                  -------------

            The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.

            16.   Disclosure Document.
                  --------------------

            During the term of this Agreement, the Trading Advisor shall furnish to the General Partner promptly copies of all disclosure documents or similar documents used by the Trading Advisor. The General Partner acknowledges receipt of the Trading Advisor's Disclosure Document.

            17.   Notices.
                  --------

            All notices required to be delivered under this Agreement shall be in writing and shall be effective when delivered personally or by telecopy on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day actually received, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

            if to the Partnership:

            Morgan Stanley Diversified Futures Fund L.P.
            c/o Demeter Management Corporation
            330 Madison Avenue
            8th Floor
            New York, New York  10017
            Attn: Walter Davis, President

            if to the General Partner:

            Demeter Management Corporation
            330 Madison Avenue
            8th Floor
            New York, New York  10017
            Attn: Walter Davis, President

            if to the Trading Advisor:

            Hyman Beck & Company, Inc.
            100 Campus Drive
            Florham Park, New Jersey 07932
            Attn: Alexander Hyman

            18.   Survival.
                  ---------

            The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

            19.   GOVERNING LAW.
                  --------------

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY A PARTY TO THIS AGREEMENT OR TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS AGREEMENT, EACH PARTY HERETO HEREBY CONSENTS AND WILL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE COUNTY, CITY AND STATE OF NEW YORK. ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS AGREEMENT TO ENFORCE ANY RIGHT, ASSERT ANY CLAIM OR OBTAIN ANY RELIEF WHATSOEVER IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE COUNTY, CITY AND STATE OF NEW YORK.

            20.   Remedies.
                  ---------

            In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor agrees not to seek any prejudgment equitable or ancillary relief. The Trading Advisor agrees that its sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement.

            21.   Headings.
                  ---------

            Headings to sections herein are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            22.   Counterparts.
                  -------------

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

            IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                  MORGAN STANLEY DIVERSIFIED FUTURES FUND L.P.
                     by Demeter Management Corporation,
                     General Partner

                  By    /s/ Walter Davis
                     -----------------------------
                     Name:  Walter Davis
                     Title: President

                  DEMETER MANAGEMENT CORPORATION

                  By    /s/ Walter Davis
                     -----------------------------
                     Name:  Walter Davis
                     Title: President

                  HYMAN BECK & COMPANY, INC.

                  By    /s/ Alexander Hyman
                     -----------------------------
                     Name:  Alexander Hyman
                     Title: Principal

                                                                       EXHIBIT A
                                                                       ---------

                                Trading Policies

1.    Futures Trade Execution through Clearing Commodity Broker:
      ----------------------------------------------------------

      o When placing orders for futures trades with the clearing commodity broker designated in this Agreement or by the General Partner (the "Clearing Commodity Broker"), the Trading Advisor must follow the Clearing Commodity Broker's order entry procedures, of which the Trading Advisor has been advised.

      o For futures trades at exchanges where give-up execution is not allowed, the Trading Advisor must use the execution facilities provided by the Clearing Commodity Broker.

2.    FX Trade Execution through FX Counterparties:
      ---------------------------------------------

      o When placing orders for foreign currency forward contracts ("FX Trades") with a dealer ("FX Counterparty"), the Trading Advisor must follow the FX Counterparty's order entry procedures, of which the Trading Advisor has been advised.

      o When executing FX Trades on behalf of the Partnership, the Trading Advisor must use the execution facilities of the FX
            Counterparty(ies) designated by the General Partner for such FX Trades, unless the General Partner otherwise agrees in a form acceptable to the General Partner.

3.    "Give-Up" Futures Trade Execution:
      ----------------------------------

      o The Trading Advisor shall ensure that a "give-up" execution agreement is in place prior to the execution of any trade through a floor broker in accordance with this Agreement or as otherwise provided in writing to the Trading Advisor by the General Partner.

      o The Trading Advisor may authorize payment of an execution service fee ("Give-Up Fee") only to the executing clearing firm or the floor broker (the "Executing Broker") that directly gives the futures trade to the Clearing Commodity Broker for such clearance, and in an amount not greater than the amount permitted by the General Partner from time to time (the "Execution Allowance"). The Execution Allowance shall be based on the General Partner's assessment for prevailing competitive rates for Give-Up Fees.

      o Give-Up Fee bills in amounts up to the Execution Allowance will be processed by the Clearing Commodity Broker, with notice provided to the Trading Advisor. To the extent that such bills will be greater than the Execution Allowance, the Trading Advisor will obtain the prior written consent of the General Partner.

      o The Trading Advisor shall provide that information which may reasonably be requested by the General Partner to verify the Give-Up Fees processed by the Clearing Commodity Broker.

4.    Trade Allocations:
      ------------------

      o The Trading Advisor shall be responsible for determining the procedure(s) used to allocate trades to all customer accounts it manages, including the Partnership's account(s), in accordance with CFTC regulations. In the event that either of the Clearing Commodity Broker or the Executing Broker agrees to perform any step(s) necessary to such allocation procedure, it remains the Trading Advisor's responsibility to ensure that the procedure(s) are performed correctly and that the allocated trades are correctly booked to the Partnership's account(s).

5.    Daily Trade Reporting and Checkout:
      -----------------------------------

      o The Trading Advisor shall be responsible for the timely reporting of those futures trades not executed by, and subsequently given-up to, the Clearing Commodity Broker, and shall be responsible for ensuring that the Executing Broker(s) transmit such futures trades to the Clearing Commodity Broker for clearance within a timely basis.

      o The Trading Advisor shall be responsible for daily "checkout" (trade recap) of all of the Partnership's futures, options, and FX Trades. Such checkout or trade recap shall be administered according to the procedures set forth by the Clearing Commodity Broker's and/or FX Counterparty's designated checkout area, of which the Trading Advisor has been advised.

6.    Reconciliations:
      ----------------

      o The Trading Advisor shall be responsible for trade reconciliation and account balancing with the Clearing Commodity Broker and/or FX Counterparty's designated trade reconciliation area. The Trading Advisor shall use best efforts to provide to the General Partner a daily reconciliation for each Partnership account by no later than 10:00 a.m. EST/EDT. Such reconciliation will specify those trades to be added to and/or canceled from an account, provide a valuation versus current settlement prices of such trades, and advise of any other pending cash adjustments due from Executing Brokers. The 10:00 a.m. time requirement is contingent upon the Clearing Commodity Broker fulfilling its balancing obligations on an equally timely basis.

      o The Trading Advisor shall report to the General Partner any incorrect settlement and/or closing price of which it becomes aware with regard to the Clearing Commodity Broker's account statement(s) for the Partnership.

7.    Foreign Currency Conversions:
      -----------------------------

      o The Trading Advisor shall be responsible for the conversion of foreign currency balances to U.S. dollars. The Trading Advisor may, at its discretion, place such foreign currency conversion trades as may be necessary. Conversion trades should be verified in the Trading Advisor's daily checkout or trade recap, account balancing, and reconciliation procedures.

8.    Monitoring of Delivery Periods, Option Expirations and Trade Settlement:
      ------------------------------------------------------------------------

      o The Trading Advisor shall be responsible for monitoring first notice (delivery) dates, last trading dates, option expiration dates, and forward settlement and/or maturity dates. The Trading Advisor shall also take appropriate steps to ensure that it has exited positions prior to delivery, expiration and settlement. With regard to option positions, the Trading Advisor must, in a timely fashion, communicate to the Clearing Commodity Broker's and/or FX Counterparty's designated area proper notice of its intentions regarding all such open positions that are due to expire.

9.    Trading Errors:
      ---------------

      o The Trading Advisor must inform the General Partner and Clearing Commodity Broker of any such occasion in which trades are placed in error. The provisions of Section 2(d) of this Agreement shall be interpreted to mean that the benefit of profitable trading errors made by the Trading Advisor when trading on behalf of the Trading Company shall be awarded to the Partnership, whereas the detriment of unprofitable trading errors made by the Trading Advisor when trading on behalf of the Partnership must be borne by the Trading Advisor.

                                                                       EXHIBIT B
                                                                       ---------

                            Futures Interests Traded
                            ------------------------

                              THE GLOBAL PORTFOLIO
                              --------------------


FIXED INCOME                                         STOCK INDICES
------------                                         -------------
U.S. 30-Year Treasury Bonds             (CBOT)       S&P 500                            (CME)
U.S. 10-Year Treasury Notes             (CBOT)       E-Mini S&P 500                     (CME)
U.S. 5-Year Treasury Notes              (CBOT)       E-Mini Russell 1000                (CME)
U.S. 2-Year Treasury Notes              (CBOT)       NASDAQ 100                         (CME)
10-Year Interest Rate Swap              (CBOT)       E-Mini NASDAQ Composite            (CME)
5-Year Interest Rate Swap               (CBOT)       E-Mini MSCI EAFE                   (CME)
30-Day Federal Funds                    (CBOT)       S&P Midcap 400                     (CME)
Eurodollars                             (CME)        E-Mini S&P Midcap 400              (CME)
LIBOR                                   (CME)        Russell 2000                       (CME)
Canadian Bankers' Acceptance Notes      (ME)         E-Mini Russell 2000                (CME)
Canadian 10-Year Government Bonds       (ME)         DJIA                               (CBOT)
Long Gilts                              (EURONEXT)   Mini-sized Dow                     (CBOT)
Short Sterling                          (EURONEXT)   Russell 1000                       (NYBOT)
EURIBOR                                 (EURONEXT)   NYSE Composite Index               (NYBOT)
Euroswiss                               (EURONEXT)   S&P Canada 60 Index                (ME)
2-Year Euro Swapnote                    (EURONEXT)   FTSE 100 Index                     (EURONEXT)
5-Year Euro Swapnote                    (EURONEXT)   FTSE 250 Index                     (EURONEXT)
10-Year Euro Swapnote                   (EURONEXT)   FTSE Eurotop 100 Index             (EURONEXT)
Euro-Bund                               (EUREX)      CAC 40 Index                       (EURONEXT)
Euro-Bobl                               (EUREX)      AEX-index                          (EURONEXT)
Euro-Schatz                             (EUREX)      Light AEX-index                    (EURONEXT)
Euro-Buxl                               (EUREX)      Bel 20 Index                       (EURONEXT)
CONF                                    (EUREX)      MSCI Pan-Euro Index                (EURONEXT)
Japanese Government Bonds               (TSE/SGX)    DAX                                (EUREX)
Mini Japanese Government Bonds          (SGX)        Dow Jones Euro Stoxx 50            (EUREX)
Euroyen (TIBOR)                         (SGX/TFX)    Dow Jones Stoxx 50                 (EUREX)
Australian 10-Year Treasury Bonds       (SFE)        SMI                                (EUREX)
Australian 3-Year Treasury Bonds        (SFE)        IBEX 35                            (MEFF)
Australian 90-Day Bank Accepted Bills   (SFE)        SPI 200 Index                      (SFE)
New Zealand 90-Day Bank Bills           (SFE)        Nikkei 225 Index                   (SGX)
                                                     MSCI Taiwan Stock Index            (SGX)
                                                     MSCI Singapore Index               (SGX)
                                                     TOPIX                              (TSE)
                                                     Hang Seng Index                    (HKFE)

METALS                                               ENERGIES
------                                               --------
Copper                                  (NYMEX)      Light Sweet Crude Oil              (NYMEX)
Gold                                    (NYMEX/CBOT) Light Sweet Crude Oil e-miNY       (NYMEX)
Mini-sized Gold                         (CBOT)       Heating Oil                        (NYMEX)
Silver                                  (NYMEX/CBOT) Heating Oil miNY                   (NYMEX)
Mini-sized Silver                       (CBOT)       Unleaded Gas                       (NYMEX)
Platinum                                (NYMEX)      Natural Gas                        (NYMEX)
Palladium                               (NYMEX)      Natural Gas e-miNY                 (NYMEX)
London Aluminum                         (LME)        New York Harbor RBOB Gasoline      (NYMEX)
London Copper                           (LME)        Brent Crude Oil                    (ICE)
London Lead                             (LME)        Gas Oil                            (ICE)
London Nickel                           (LME)        WTI Crude Oil                      (ICE)
London Tin                              (LME)
London Zinc                             (LME)        INTERNATIONAL COMMODITIES
                                                     -------------------------
                                                     Random Length Lumber               (CME)
                                                     Goldman Sachs Commodity Index      (CME)
AGRICULTURALS                                        Coffee                             (NYBOT)
-------------                                        Sugar #11                          (NYBOT)
Corn                                    (CBOT)       Frozen Concentrated Orange juice   (NYBOT)
Mini-sized Corn                         (CBOT        Cotton                             (NYBOT)
Oats                                    (CBOT)       Cocoa                              (NYBOT/EURONEXT)
Soybeans                                (CBOT)       Robusta Coffee                     (EURONEXT)
Mini-sized Soybeans                     (CBOT)       White Sugar                        (EURONEXT)
Soybean Meal                            (CBOT)
Soybean Oil                             (CBOT)
Wheat                                   (CBOT)
Mini-sized Wheat                        (CBOT)       FX (INTERBANK/IMM/FINEX)
Rough Rice                              (CBOT)       ------------------------
Rapeseed                                (EURONEXT)   U.S. Dollar
Milling Wheat                           (EURONEXT)   Euro
                                                     Canadian Dollar
MEATS                                                British Pound
-----                                                Swiss Franc
Live Cattle                             (CME)        Swedish Krona
Lean Hogs                               (CME)        Japanese Yen
Frozen Pork Bellies                     (CME)        Australian Dollar
Feeder Cattle                           (CME)        New Zealand Dollar
                                                     Norwegian Krona
                                                     Brazilian Real
                                                     Czech Krona
                                                     Danish Krone
                                                     Hong Kong Dollar
                                                     Hungarian Forint
                                                     Indonesian Rupia
                                                     Indian Rupee
                                                     Korean Wong
                                                     Mexican Peso
                                                     Polish Zloty
                                                     Singapore Dollar
                                                     Thai Bhat
                                                     Taiwan Dollar
                                                     South African Rand
                                                     Chinese Renminbi
                                                     Select crosses involving the above

                                                                       EXHIBIT C
                                                                       ---------

                              TRADING AUTHORIZATION

Hyman Beck & Company, Inc.
100 Campus Drive
Florham Park, NJ 07932
Attn: Alexander Hyman

Ladies and Gentlemen:

            MORGAN STANLEY DIVERSIFIED FUTURES FUND L.P., a Delaware limited partnership (the "Partnership"), does hereby make, constitute, and appoint HYMAN BECK & COMPANY, INC., a Delaware corporation, (the "Trading Advisor") as the Partnership's agent and attorney-in-fact to purchase and sell commodity interests through Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, as commodity brokers, as described in and in accordance with the terms of the Management Agreement dated as of November 1, 2006 among the Partnership, Demeter Management Corporation and the Trading Advisor, until further notice to the Trading Advisor.

            This authorization shall terminate and be null, void, and of no further effect simultaneously with the termination of the said Management Agreement.

                                Very truly yours,

                                    MORGAN STANLEY DIVERSIFIED FUTURES FUND L.P.

                                       by  Demeter Management Corporation,
                                          General Partner

                                        By:
                                             -----------------------------------
                                               Walter Davis, President

Dated: _______, 2006